UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Barinthus Biotherapeutics plc

Unit 6-10, Zeus Building Rutherford Avenue,

Harwell, Didcot, OX11 0DF

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 7.01. Regulation FD Disclosure.

On November 9, 2023, Barinthus Biotherapeutics plc (the Company) issued a press release titled “Barinthus Bio Presents Interim Data from Phase 2b HBV003 Trial and Phase 2a AB-729-202 Trial in Collaboration with Arbutus Biopharma in Chronic HBV Patients at AASLD.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 9, 2023, the Company updated its corporate presentation for use in meetings with investors, analysts and others. A copy of this presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the presentation.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On November 9, 2023, the Company announced data from HBV003, an ongoing Phase 2b trial designed to further evaluate the safety and efficacy of VTP-300 when combined with a low-dose anti-PD-1 antibody, and standard-of-care (SoC) nucleos(t)ide analogue (NUC) therapy. Alongside this, interim data from patients with chronic hepatitis B (CHB) from the Phase 2a AB-729-202 trial combining Arbutus Biopharma Corporation’s (NASDAQ: ABUS) RNAi therapeutic candidate, imdusiran (AB-729), with the Company’s T-cell stimulating immunotherapeutic candidate, VTP-300, and SoC NUC therapy.

Study HBV003: VTP-300 and Low-dose Nivolumab

HBV003 is designed to obtain critical information on treatment dosing regimen with patients receiving VTP-300 and low-dose nivolumab. All Groups received ChAdOx at Day 1, Groups 1 & 2 received MVA with nivolumab at Day 29 with Group 2 being dosed again at Day 85, Group 3 received only MVA at Day 29, followed by nivolumab at Day 36 and a second MVA dose at Day 85 to evaluate PD-1 inhibition timing. Seventy-four out of a planned 120 virally-suppressed CHB patients on stable NUC therapy have been enrolled in the trial and 57 have reached Day 113. VTP-300 in combination with nivolumab led to HBsAg declines in all treatment groups, particularly in participants with screening HBsAg levels ≤200 IU/mL.

•	>0.5 and >1 log drops have been observed in all groups at Day 113 in 23% and 9% of participants, respectively.
•	Participants with an HBsAg level of ≤200 IU/mL at screening were more likely to have >1 log HBsAg reductions (31%) compared to those with HBsAg levels >200 IU/mL at Day 1 (2%).
•	Greater mean HBsAg log reductions were observed in Group 2 (ChAdOx-HBV Day 1; MVA-HBV and nivolumab Day 29 and Day 85) but insufficient data for definitive conclusion.
•	Seven participants have met the criteria for NUC discontinuation; three have discontinued and two have restarted NUC therapy.
•	Preliminary safety data suggest VTP-300 in combination with nivolumab has been generally well tolerated, with no treatment-related SAEs observed or reported. Thyroid dysfunction reported in 7 participants attributed to nivolumab administration which has returned to normal in 4 patients.

The HBV003 trial protocol is currently being amended to include only participants with screening HBsAg ≤200 IU/mL. Participants with screening HBsAg ≤200 IU/mL have been observed to benefit the most in the preliminary data, with the trial protocol amendment being focused on improving the overall risk/benefit ratio. People with thyroid auto-antibodies, family history of auto-immune thyroiditis, or abnormal thyroid levels will be excluded from trial eligibility to minimize the risk of thyroiditis.

Study AB-729-202: VTP-300 in Combination with Imdusiran (AB-729)

Clinical trial AB-729-202 enrolled forty non-cirrhotic, virally suppressed CHB patients that were on stable NUC therapy. The patients initially received imdusiran (60mg every 8 weeks) for 24 weeks and were then randomized to receive either VTP-300 or placebo at week 26 and 30 (and conditionally at week 38 if they experienced a >0.5 log10 decline in HBsAg between Weeks 26 and 34), in addition to ongoing NUC therapy. The preliminary data include a subset of patients that received the two dose VTP-300 regimen (28/40 patients) and available follow-up data to Week 48 (12/40 patients) and showed the following:

•	Robust reductions of HBsAg were seen during the imdusiran treatment period (-1.86 log10 mean reduction from baseline after 24 weeks of treatment). This decline in HBsAg is comparable to the declines seen with imdusiran in other clinical trials conducted to date.
•	97% of the imdusiran treated patients (33/34) had HBsAg <100 IU/mL at the time of the first VTP-300/placebo dose.
•	VTP-300 treatment appeared to contribute to the maintenance of low HBsAg levels in the early post-treatment period, as the mean HBsAg levels in the placebo group begin to increase starting approximately 12 weeks after the last dose of imdusiran.
•	All VTP-300 treated patients have maintained HBsAg <100 IU/mL through week 48, 60% have maintained HBsAg <10 IU/mL, and all have qualified to stop NUC therapy.
•	Preliminary immunology data suggests HBV-specific T cell IFN-γ production was enhanced in patients receiving imdusiran plus VTP-300 compared to placebo.

The preliminary safety data from this trial demonstrated that imdusiran and VTP-300 were both generally well-tolerated. There were no serious adverse events, Grade 3 or 4 adverse events, or treatment discontinuations.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding: the Company’s plans and strategy with respect to its pipeline and product candidates, including VTP-300 and the HBV003 clinical trial, and the potential benefits of VTP-300 for the treatment of chronic HBV. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s pipeline development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the risk that the Company may not realize the benefits related to its rebranding and name change, the Company’s ability to fund its operations and access capital, global economic uncertainty, including disruptions in the banking industry, the conflict in Ukraine, and the conflict in Israel and Gaza, and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 9, 2023.
99.2	Investor Presentation dated November 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: November 9, 2023	By:	/s/ William Enright
William Enright
Chief Executive Officer